ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated May 20, 2013

UBS AG$• Buffered Autocallable Optimization Securities

Linked to the S&P 500® Index due on or about November 28, 2014

Investment Description

UBS AG Buffered Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS”) linked to the performance of the S&P 500® Index (the “underlying index”). If the underlying index closes at or above the initial index level on any observation date (quarterly, beginning after six months), including the final valuation date, UBS will automatically call the Securities and pay you a call price equal to the principal amount per Security plus a call return. The call return increases the longer the Securities are outstanding and is based on the call return rate. If by maturity the Securities have not been called, and the underlying return is negative but the percentage decline from the initial index level to the final index level is equal to or less than the 5% buffer amount, UBS will repay the full principal amount at maturity. However, if the underlying return is negative and the percentage decline from the initial index level to the final index level is greater than the 5% buffer amount, UBS will repay less than the full principal amount at maturity resulting in a loss on your investment that is equal to the percentage decline in the level of the underlying index in excess of the 5% buffer amount. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose up to 95% of your principal amount if the percentage decline from the initial index level to the final index level is greater than 5%. The downside market exposure to the underlying index is buffered only at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Call Return Rate: UBS will automatically call the Securities for a call price equal to the principal amount plus a call return if the closing level of the underlying index on any observation date is equal to or greater than the initial index level. The call return increases the longer the Securities are outstanding and is based on the call return rate. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

❑

Buffered Downside Market Exposure: If you hold the Securities to maturity and the underlying return is negative, but the percentage decline from the initial index level to the final index level is equal to or less than the 5% buffer amount, UBS will repay your initial investment in the Securities. However, if the percentage decline from the initial index level to the final index level is greater than the 5% buffer amount, UBS will pay you less than your initial investment, resulting in a loss that is equal to the percentage decline in the underlying index in excess of the buffer amount. Accordingly, you could lose up to 95% of your initial investment. The downside market exposure to the underlying index is buffered only at maturity. Any payment on the Securities, including any repayment of your initial investment, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date	May 21, 2013
Settlement Date	May 24, 2013
Observation Dates**	Quarterly, beginning November 21, 2013
Final Valuation Date**	November 24, 2014
Maturity Date**	November 28, 2014

*	Expected. See page 4 for additional details.
**	Subject to postponement in the event of a market disruption event. See “Maturity Date” and “Final Valuation Date” under “General Terms of the Securities” in the Buffered Autocallable Optimization Securities product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. UBS IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY. THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING INDEX, SUBJECT TO THE BUFFER AMOUNT, WHICH CAN RESULT IN A LOSS OF UP TO 95% OF YOUR INVESTMENT AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-17 OF THE BUFFERED AUTOCALLABLE OPTIMIZATION SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING THE SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

These preliminary terms relate to Buffered Autocallable Optimization Securities linked to the performance of the S&P 500® Index. The call return rate and initial index level will each be determined on the trade date. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10.00 per Security, and integral multiples of $10.00 in excess thereof.

Underlying Index	Ticker	Call Return Rate	Initial Index Level	Buffer Amount	CUSIP	ISIN
S&P 500® Index	SPX	At least 6.00% per annum*	•	5%	90271C619	US90271C6194

*	If the Securities are called, your call return will vary depending on the observation date on which the Securities are called. The call return rate as set on the trade date will not be less than 6.00% per annum.

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms specified in the Buffered Autocallable Optimization Securities (“Buffered AOS”) product supplement relating to the Securities, dated May 20, 2013, the accompanying prospectus and this free writing prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this free writing prospectus, the Buffered AOS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Issue Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	$10.00	$0.15	$9.85
Total	$ •	$ •	$ •

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities and an index supplement for various securities we may offer, including the Securities), with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you the prospectus, the index supplement and the Buffered AOS product supplement if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Product supplement for Buffered Autocallable Optimization Securities dated May 20, 2013:

http://www.sec.gov/Archives/edgar/data/1114446/000119312513227837/d540816d424b2.htm

♦	Index supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this free writing prospectus, “Securities” refer to the Buffered Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. Also, references to the “Buffered AOS product supplement” mean the UBS product supplement, dated May 20, 2013, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012.

This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 5 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of losing up to 95% of your initial investment.

♦

You can tolerate a loss of up to 95% of your initial investment and are willing to make an investment that has the same downside market risk as the underlying index or in the index constituent stocks, subject to the buffer amount at maturity.

♦

You believe the underlying index will close at or above the initial index level on any one of the specified observation dates, including the final valuation date, and you believe the level of the underlying index will not appreciate by a percentage amount greater than the call return rate.

♦	You understand and accept that you will not participate in any appreciation in the level of the underlying index and that your potential return is limited to the call return rate.

♦

You would be willing to invest in the Securities based on the call return rate as indicated on the cover hereof (the actual call return rate will be determined on the trade date, will not be less than the amount listed on the cover and will be specified in the applicable pricing supplement).

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

♦	You do not seek current income from your investment and are willing to forgo dividends paid on the index constituent stocks.

♦

You are willing to invest in Securities that may be called early and you are otherwise willing to hold such Securities to maturity, a term of 18 months and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of losing up to 95% of your initial investment.

♦	You require an investment designed to guarantee a full return of principal at maturity.

♦

You cannot tolerate a loss of up to 95% of your investment and are unwilling to make an investment that has the same downside market risk as an investment in the underlying index or in the index constituent stocks, subject to the buffer amount at maturity.

♦

You believe that the level of the underlying index will decline during the term of the Securities and the final index level will likely decline below the initial index level by a percentage that is greater than the buffer amount as of the final valuation date, or you believe the level of the underlying index will appreciate by a percentage amount greater than the call return rate.

♦

You would be unwilling to invest in the Securities based on the call return rate as indicated on the cover hereof (the actual call return rate will be determined on the trade date, will not be less than the amount listed on the cover and will be specified in the applicable pricing supplement).

♦	You seek an investment that has unlimited return potential without a cap on appreciation.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

♦	You seek current income from this investment or prefer to receive the dividends paid on the index constituent stocks.

♦

You are unable or unwilling to hold the Securities that may be called early, or are otherwise unable or unwilling to hold such Securities to maturity, a term of 18 months, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” beginning on page 5 of this free writing prospectus and the more detailed “Risk Factors” beginning on PS-16 of the Buffered AOS product supplement for risks related to an investment in the Securities.

Indicative Terms

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security (subject to a minimum investment of 100 Securities)
Term(1)	Approximately 18 months.
Underlying Index	S&P 500® Index
Call Feature	The Securities will be called if the closing level of the underlying index on any observation date (including the final valuation date) is equal to or greater than the initial index level. If the Securities are called, UBS will pay you on the applicable call settlement date a cash payment per Security equal to the call price for the applicable observation date.
Call Settlement Dates	Two business days following each observation date, except that the call settlement date for the final valuation date is the maturity date.
Call Return Rate	The call return increases the longer the Securities are outstanding and is based upon a rate of at least 6.00% per annum. The actual call return rate will be determined on the trade date and will not be less than 6.00% per annum.
Call Price	The call price equals the principal amount per Security plus the applicable call return.

The table below assumes a call return rate of 6.00% per annum.

Observation Date(1)(2)	Call Settlement Date	Call Return*	Call Price (per Security)
November 21, 2013	November 25, 2013	3.000%	$10.3000
February 21, 2014	February 25, 2014	4.500%	$10.4500
May 21, 2014	May 23, 2014	6.000%	$10.6000
August 21, 2014	August 25, 2014	7.500%	$10.7500
November 24, 2014	November 28, 2014	9.000%	$10.9000

* The actual call returns and corresponding call prices will be determined on the trade date and will be at least 6.00% per annum.
Buffer Amount	5%
Payment at Maturity (per Security)

If the Securities have not been called and the underlying return is negative but the percentage decline from the initial index level to the final index level is equal to or less than the buffer amount, UBS will pay you an amount in cash per Security equal to your principal amount:

$10.00

If the Securities have not been called and the underlying return is negative but the percentage decline from the initial index level to the final index level is greater than the buffer amount, UBS will pay you an amount in cash per Security that is less than your principal amount resulting in a loss on your investment that is equal to the negative underlying return in excess of the buffer amount:

$10.00 + [$10.00 × (Underlying Return + Buffer Amount)]

In this case you could lose up to 95% of your principal amount.

Underlying Return	Final Index Level – Initial Index Level Initial Index Level
Initial Index Level	The closing level of the underlying index on the trade date.
Final Index Level	The closing level of the underlying index on the final valuation date.

Investment Timeline

Trade Date	The initial index level is observed. The call return rate is set.

Observation Dates

The Securities will be called if the closing level of the underlying index on any observation date (including the final valuation date) is equal to or greater than the initial index level.

If the Securities are called, UBS will pay the call price for the applicable observation date, which is equal to the principal amount plus the applicable call return.

Maturity Date

The final index level is observed on the final valuation date.

If the Securities have not been called and the underlying return is negative but the percentage decline from the initial index level to the final index level is less than or equal to the buffer amount, UBS will pay you an amount in cash per Security equal to your principal amount:

$10.00

If the Securities have not been called and the underlying return is negative but the percentage decline from the initial index level to the final index level is greater than the buffer amount, UBS will pay you an amount in cash per Security that is less than your principal amount resulting in a loss on your investment that is equal to the negative underlying return in excess of the buffer amount:

$10.00 + [$10.00 × (Underlying Return + Buffer Amount)]

In this case, you will suffer a loss on your initial investment in an amount equal to the negative underlying return in excess of the buffer amount. Accordingly, you could lose up to 95% of your principal amount.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. THE SECURITIES DO NOT PAY INTEREST. YOU MAY LOSE UP TO 95% OF YOUR PRINCIPAL AMOUNT. THE DOWNSIDE MARKET EXPOSURE TO THE UNDERLYING INDEX IS BUFFERED ONLY AT MATURITY. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF THE ISSUER WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

[1]

In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust (i) the observation dates (including the final valuation date) to ensure that the term between each observation date remains the same and/or (ii) the final valuation date and maturity date to ensure that the stated term of the Securities remains the same

[2]	Subject to the market disruption event provisions set forth in the BAOS product supplement beginning on page PS-32.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Buffered AOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will only repay you the full principal amount of your Securities if the underlying return is equal to or greater than -5% and will only make such payment at maturity. If the Securities are not called and the underlying return is less than -5%, meaning the percentage decline from the initial index level to the final index level is greater than the 5% buffer amount, you will have a loss on your initial investment equal to that negative underlying return in excess of the buffer amount. Accordingly, you may lose up to 95% of your initial investment if the percentage decline from the initial index level to the final index level is greater than 5%.

♦

The downside market exposure to the underlying index is buffered only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index at such time is not below the initial index level by a percentage greater than the buffer amount.

♦

Your potential return on the Securities is limited to the call return rate — If your Securities are called, the return potential of the Securities is limited to the applicable call return regardless of the appreciation of the underlying index. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower your return will be. If the Securities are not called, you may be subject to the decline in the level of the underlying index even though you will not participate in any of the underlying index’s potential appreciation.

♦

Higher call return rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying index reflects a higher expectation as of the trade date that the level of such underlying index could be less than the initial index level by a percentage greater than the buffer amount on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, while the call return rate is a fixed amount, an index’s volatility can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in a significant loss of principal.

♦	No interest — You will not receive any periodic interest payments on the Securities.

♦

Reinvestment risk — If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because the Securities may be called as early as six months after issuance, you should be prepared in the event the Securities are called early.

♦

Payments upon an automatic call or at maturity are not linked to the level of the underlying index at any time other than on each observation date — The payment on the Securities, whether upon an automatic call or at maturity, will be based on the closing level of the underlying index on each observation date, including the final valuation date. Therefore, changes in the level of the underlying index during the periods between the trade date and the first observation date or between observation dates (including the final valuation date) will not be reflected in the determination as to whether the Securities are subject to an automatic call or the calculation of the amount payable on the maturity date. The calculation agent will determine whether the Securities are subject to an automatic call by observing only the closing level of the underlying index on each applicable observation date. If not previously called, the calculation agent will calculate the maturity payment amount by comparing only the closing level of the underlying index on the final valuation date relative to the initial index level. No other levels will be taken into account. As a result, you may lose some or a significant portion of your principal amount even if the level of the underlying index has risen at certain times during the term of the Securities before declining below the initial index level on the first four observation dates and by more than the buffer amount on the final valuation date.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call or any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Market risk — The return on the Securities is directly linked to the performance of the underlying index and indirectly linked to the value of stocks comprising the underlying index (“index constituent stocks”), and the extent to which, the underlying return is positive or negative. The levels of the underlying index can rise or fall sharply due to factors specific to the index constituent stocks, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions.

♦

Owning the Securities is not the same as owning the index constituent stocks — Owning the Securities is not the same as owning the index constituent stocks. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the index constituent stocks would have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall. There can be no assurance that the level of the underlying index will rise above the initial index level or that the percentage decline from the initial index level to the final index level will not be greater than the buffer amount. The final index level will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stocks. You should be willing to accept the risks of owning equities in general and the index constituent stocks in particular, and the risk of losing up to 95% of your initial investment.

♦

The underlying index reflects price return, not total return — The return on your Securities is based on the performance of the underlying index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your Securities will not include such a total return feature or dividend component.

♦

Changes affecting the underlying index could have an adverse effect on the value of the Securities — The policies of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, the sponsor of the underlying index (the “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the level of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of the Securities.

♦

UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying index and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index, may adversely affect the performance of the underlying index and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business related to the underlying index or index constituent stocks, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of $0.15 per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “What Are the Tax Consequences of the Securities” beginning on page 9.

Hypothetical Examples and Return Table of the Securities at Maturity

The examples and table below illustrate the payment upon an automatic all or the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for the Securities will be set on the trade date; amounts have been rounded for ease of analysis):

Investment Term:	Approximately 18 months
Principal Amount:	$10.00
Initial Index level:	1600
Observation Dates:	Quarterly, beginning after 6 months
Call Return Rate:	6%
Buffer Amount:	5%

Example 1: Securities are Called on the First Observation Date

Closing Level at first Observation Date:	1650 (at or above Initial Index Level, Securities are called)
Call Price (per Security):	$10.30

Since the Securities are called on the first observation date (which is approximately six months after the trade date), UBS will pay you on the call settlement date a total call price of $10.30 per $10.00 principal amount (3.00% return on the Securities).

Example 2: Securities are Called on the Final Valuation Date

Closing Level at first Observation Date:	1500 (below Initial Index Level, Securities NOT called)
Closing Level at second Observation Date:	1400 (below Initial Index Level, Securities NOT called)
Closing Level at third Observation Date:	1300 (below Initial Index Level, Securities NOT called)
Closing Level at fourth Observation Date:	1000 (below Initial Index Level, Securities NOT called)
Closing Level at Final Valuation Date:	1700 (at or above Initial Index Level, Securities are called)

Call Price (per Security):	$10.90

Since the Securities are called on the final valuation date (which is the final observation date), UBS will pay you on the call settlement date (which coincides with the maturity date in this example) a total call price of $10.90 per $10.00 principal amount (9.00% return on the Securities).

Example 3: Securities are NOT Called and the percentage decline from the Initial Index Level to the Final Index Level is -2% on the Final Valuation Date

Closing Level at first Observation Date:	1500 (below Initial Index Level, Securities NOT called)
Closing Level at second Observation Date:	1400 (below Initial Index Level, Securities NOT called)
Closing Level at third Observation Date:	1300 (below Initial Index Level, Securities NOT called)
Closing Level at fourth Observation Date:	1000 (below Initial Index Level, Securities NOT called)
Closing Level at Final Valuation Date:	1568 (below Initial Index Level, but decline is not greater than Buffer Amount, Securities NOT called)

Settlement Amount (per Security):	$10.00

Since the Securities are not called and the percentage decline from the initial index level to the final index level is less than the buffer amount, at maturity UBS will pay you a total of $10.00 per $10.00 principal amount (a zero percent return on the Securities).

Example 4: Securities are NOT Called and the percentage decline from the Initial Index Level to the Final Index Level is -25% on the Final Valuation Date

Closing Level at first Observation Date:	1500 (below Initial Index Level, Securities NOT called)
Closing Level at second Observation Date:	1400 (below Initial Index Level, Securities NOT called)
Closing Level at third Observation Date:	1300 (below Initial Index Level, Securities NOT called)
Closing Level at fourth Observation Date:	1000 (below Initial Index Level, Securities NOT called)
Closing Level at Final Valuation Date:	1200 (below Initial Index Level and decline is greater than Buffer Amount, Securities NOT called)

Settlement Amount (per Security):	$10.00 + [$10.00 × (Underlying Return + Buffer Amount)]
$10.00 + [$10.00 x (-25% + 5%)]
$10.00 - $2.00
$8.00

Since the Securities are not called and the percentage decline from the initial index level to the final index level is more than the buffer amount, you will be exposed to the percentage decline in the level of the underlying index in excess of the buffer amount. Therefore, at maturity, UBS will pay you a total of $8.00 per $10.00 principal amount (a 20.00% loss on the Securities).

Accordingly, if the underlying return is less than -5%, meaning the percentage decline from the initial index level to the final index level is greater than 5%, UBS will pay you less than the full principal amount resulting in a loss on your investment that is equal to the negative underlying return in excess of the buffer amount. You may lose up to 95% of your principal.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-39 of the Buffered AOS product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change in law or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, you should generally recognize long-term capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-40 of the product supplement, and that the timing and character of income or loss on your Securities could be adversely and materially affected.

The Internal Revenue Service, for example, might assert that you should be required to recognize ordinary taxable income (including current ordinary income even before receipt of any cash) in respect of your Securities, or that you should be required to recognize taxable gain on any rebalancing or rollover of an underlying index or any replacement of a component of an underlying index.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-39 of the Buffered AOS product supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax adviser as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) and FATCA (as discussed below), if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities and to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status, including providing a wholly completed and validly executed applicable IRS Form W-8. Gain from the sale or exchange of a Security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013) or to pass-thru payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on proposed regulations and interim guidance. Investors should consult their own advisers about the application of FATCA, in particular, if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax adviser regarding the draft legislation and its possible impact on you.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

S&P 500® Index

We have derived all information contained in this free writing prospectus regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”). We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

S&P has no obligation to continue to publish the S&P 500® Index, and may discontinue publication of the S&P 500® Index at any time. The S&P 500® Index is determined, comprised and calculated by S&P without regard to the Securities.

The S&P 500® Index is published by S&P. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, the S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies comprise the S&P 500® Index, with the number of companies included in each group as of March 28, 2013 indicated below: Consumer Discretionary (82); Consumer Staples (42); Energy (43); Financials (81); Health Care (53); Industrials (60); Information Technology (70); Materials (30); Telecommunications Services (8) and Utilities (31).

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Historical Information

The following table sets forth the quarterly high and low closing levels for the underlying index, based on daily closing levels, as reported by Bloomberg. The closing level of the underlying index on May 16, 2013 was 1,650.47. Past performance of the underlying index is not indicative of the future performance of the underlying Index.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2009	3/31/2009	934.70	676.53	797.87
4/1/2009	6/30/2009	946.21	811.08	919.32
7/1/2009	9/30/2009	1071.66	879.13	1057.08
10/1/2009	12/31/2009	1127.78	1025.21	1115.10
1/4/2010	3/31/2010	1174.17	1056.74	1169.43
4/1/2010	6/30/2010	1217.28	1030.71	1030.71
7/1/2010	9/30/2010	1148.67	1022.58	1141.20
10/1/2010	12/31/2010	1259.78	1137.03	1257.64
1/3/2011	3/31/2011	1343.01	1256.88	1325.83
4/1/2011	6/30/2011	1363.61	1265.42	1320.64
7/1/2011	9/30/2011	1353.22	1119.46	1131.42
10/3/2011	12/30/2011	1285.09	1099.23	1257.60
1/3/2012	3/30/2012	1416.51	1277.06	1408.47
4/2/2012	6/29/2012	1419.04	1278.04	1362.16
7/2/2012	9/28/2012	1465.77	1334.76	1440.67
10/1/2012	12/31/2012	1461.40	1353.33	1426.19
1/2/2013	3/28/2013	1569.19	1457.15	1569.19
4/1/2013*	5/16/2013*	1658.78	1541.61	1650.47

*	As of the date of this free writing prospectus, available information for the second calendar quarter of 2013 includes data for the period from April 1, 2013 through May 16, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2013.

The graph below illustrates the performance of the underlying index from January 3, 2000 through May 16, 2013, based on information from Bloomberg. Past performance of the underlying index is not indicative of the future performance of the underlying index.

Supplemental Plan of Distribution (Conflicts of Interest)

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

♦

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances.

♦

Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦

Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.